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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                          reported): February 12, 1997


                               USLIFE Corporation
             (Exact name of registrant as specified in its charter)



    New York                   1-5683                            13-2578598
(State or other       (Commission File Number)                (I.R.S. Employer
jurisdiction of                                              Identification No.)
 incorporation)

                    125 Maiden Lane, New York, New York 10038
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 709-6000
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(b) On February 12, 1997, USLIFE Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with American General Corporation ("American General") and Texas Stars Corporation, a wholly owned subsidiary of American General ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company subject to the terms and conditions set forth therein. Pursuant to the terms of the Merger Agreement, each shareholder of the Company will have the right to receive, in exchange for each share of common stock of the Company shares of common stock of American General. The exchange ratio for American General common stock will be determined by dividing $49.00 by the average of the high and low sales prices, regular way, per share of American General common stock as reported in The Wall Street Journal during the ten New York Stock Exchange trading days ending on (and including) the fifth trading day prior to closing and is subject to a minimum of 1.09 shares and a maximum of approximately 1.29 shares of American General common stock for each share of the Company's common stock. The Merger is intended to be a tax-free transaction and to qualify for pooling of interest accounting treatment.

                  Consummation of the Merger is subject to the approval of the shareholders of the Company and American General and certain regulatory authorities, and the satisfaction or waiver of various other conditions as more fully described in the Merger Agreement. There can be no assurance that the Merger will be consummated.

ITEM 5.  OTHER EVENTS.

                  Effective as of February 13, 1997, the Amended and Restated Rights Agreement, dated as of June 24, 1986, as further amended and restated heretofore, between the Company and The Chase Manhattan Bank, as Rights Agent (the "Rights Agreement") was amended in order to, among other things, (i) prevent Merger Sub and American General from becoming an Acquiring Person (as defined in the Rights Agreement) as a result of the Merger, (ii) prevent a Flip-in Date, Stock Acquisition Date, Flip-over Transaction or Event or Separation Date (each, as defined in the Rights Agreement) from occurring as a result of the Merger or other transactions contemplated by the Merger Agreement and (iii) provide that all outstanding Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the Merger.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

2 Agreement and Plan of Merger, dated as of February 12, 1997, among American General Corporation, Texas Stars Corporation and the Company.

4 Amendment No. 1, dated as of February 13, 1997, to the Amended and Restated Rights Agreement, dated as of June 24, 1986, as further amended and restated heretofore, between USLIFE Corporation and The Chase Manhattan Bank, as Rights Agent.

99       Press Release, dated February 13, 1997.


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                      USLIFE CORPORATION



Date: February 21, 1997               By /s/ Richard G. Hohn
                                         ------------------------------------
                                      Name: Richard G. Hohn
                                      Title: Senior Vice President-Investor
                                                Relations, Secretary & Counsel




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                                  EXHIBIT INDEX



Exhibit                              Exhibit
Number                             Description

2 Agreement and Plan of Merger, dated as of February 12, 1997, among American General Corporation, Texas Stars Corporation and the Company.

4 Amendment No. 1, dated as of February 13, 1997, to the Amended and Restated Rights Agreement, dated as of June 24, 1986, as further amended and restated heretofore, between USLIFE Corporation and The Chase Manhattan Bank, as Rights Agent.

99                Press Release, dated February 13, 1997.




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